Exhibit 24

REGISTRATION STATEMENT ON FORM S-8
RELATING TO
ARCH CAPITAL GROUP LTD. 2005 LONG TERM INCENTIVE AND SHARE AWARD PLAN

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Constantine Iordanou and John D. Vollaro as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the above referenced Registration Statement and any and all amendments (including post-effective amendments) and supplements thereto, and to file the same with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Paul B. Ingrey	Chairman and Director	April 28, 2005
Paul B. Ingrey

/s/ Constantine Iordanou	President and Chief Executive Officer	April 28, 2005
Constantine Iordanou	(Principal Executive Officer) and Director

/s/ John D. Vollaro	Executive Vice President and	April 28, 2005
John D. Vollaro	Chief Financial Officer

/s/ Peter A. Appel	Director	April 26, 2005
Peter A. Appel

/s/ Wolfe “Bill” H. Bragin	Director	April 25, 2005
Wolfe “Bill” H. Bragin

/s/ John L. Bunce, Jr.	Director	April 28, 2005
John L. Bunce, Jr.

/s/ Sean D. Carney	Director	April 28, 2005
Sean D. Carney

/s/ Kewsong Lee	Director	April 27, 2005
Kewsong Lee

/s/ James J. Meenaghan	Director	April 23, 2005
James J. Meenaghan

/s/ John M. Pasquesi	Director	April 25, 2005
John M. Pasquesi

/s/ David R. Tunnell	Director	April 26, 2005
David R. Tunnell

/s/ Robert F. Works	Director	April 26, 2005
Robert F. Works